EXHIBIT 99.204   CERTIFICATION


     I, Michael Kirsh, the Chief Financial Officer of Gold Pick Mines, Inc. hereby certify that Gold Pick Mines, Inc.'s registration statement on Form SB-2 Amendment Number 1 and the financial statements contained therein, of which this certification is a part, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the registration statement on Form SB-2 Amendment Number 1 and the financial statements contained therein fairly represents, in all material respects, the financial condition and results of the operations of Gold Pick Mines, Inc.



                                          (signed) ____________________
June 4, 2003                              /s/ Michael Kirsh
                                           Michael Kirsh
                                          Chief Financial Officer of
                                          Gold Pick Mines, Inc.


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